Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of the reference to our firm under the caption “Experts” and our report dated March 10, 2006, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-138169) and related Prospectus of Aradigm Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
January 22, 2007